                                                                    EXHIBIT 23.4





               Consent of Legg Mason Wood Walker, Incorporated



We hereby consent to the inclusion of our opinion letter to the Board of Directors of Allegiant Bancorp, Inc. (Allegiant), to be dated the date of the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger with Southside Bancshares Corp. as Annex B to the Proxy Statement/Prospectus and to all references to our firm and such opinion in the Proxy Statement/Prospectus included in such Registration Statement.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.




/s/ Legg Mason Wood Walker, Incorporated

Legg Mason Wood Walker, Incorporated

June 15, 2001